Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Corporation:	Investors and Media:
	Cyanotech Corporation	Guerrant Associates
	Jeffrey H. Sakamoto	Laura Guerrant
	(808) 326-1353	(808) 882-1467
	jsakamoto@cyanotech.com	lguerrant@guerrantir.com

CYANOTECH CORPORATION ANNOUNCES DEPARTURE

OF VICE PRESIDENT PRODUCTION

KAILUA KONA, Hawaii.—October 14, 2003— Cyanotech Corporation (Nasdaq: CYAN), a world leader in producing high-value natural products from microalgae, today announced the departure of Robert Shane Rohan, Vice President, Production.  Mr. Rohan joined Cyanotech in November of 1992 and served as Culture Biologist and Production Manager prior to assuming the role of production vice president.

“In order to maintain our production quality and capacity, the team of executives and managers who formerly reported to Mr. Rohan are now reporting to me directly,” said Gerald R. Cysewski, Ph.D., Chairman, President and Chief Executive Officer.  “Our operations team is well coordinated and I am confident of our Company’s ability to maintain efficient production of our high-quality products:  Spirulina Pacifica®, NatuRose® and BioAstin®.”

About Cyanotech

Cyanotech Corporation, a world leader in microalgae technology, produces high-value natural products from microalgae and is the world’s largest commercial producer of natural astaxanthin (pronounced “asta-zan-thin”) from microalgae.  Products include BioAstin® natural astaxanthin, a powerful antioxidant with expanding application as a human nutraceutical; NatuRose® natural astaxanthin for the aquaculture and animal feed industries; Spirulina Pacifica®, a nutrient-rich dietary supplement; and phycobiliproteins, which are fluorescent pigments used in the immunological diagnostics market.  Spirulina Pacifica and BioAstin are sold directly online through the Company’s website, www.nutrex-hawaii.com, as well as through resellers worldwide in over 30 countries.  Corporate and product information is available at www.cyanotech.com.

-continued-

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Except for statements of historical fact, the statements in this press release are forward-looking.  Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made.  These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company’s recent Form 10-Q and annual form 10-K filings with the Securities and Exchange Commission.

# # #

g